EXHIBIT 4.13







                          DEBENTURE PURCHASE AGREEMENT

                                     BETWEEN


                          NATIONAL BOSTON MEDICAL, INC.

                                       AND

                              OXFORD CAPITAL CORP.







                                September 2, 1999

                          DEBENTURE PURCHASE AGREEMENT

     This Debenture Purchase Agreement is made as of September 2, 1999, between National Boston Medical, Inc. (the "Company"), a Nevada corporation, and Oxford Capital Corp. (the "Purchaser"), a Cayman Island corporation.

     In consideration of the premises, mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Company or a Subsidiary;
(2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Company or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement"   means  this  Debenture   Purchase   Agreement,   as  amended,
supplemented, or modified from time to time.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in the United States are authorized or required to close under the federal laws of the United States of America.

     "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Closing Date" means September 8, 1999 and any date thereafter that the Purchaser and the Company agree upon in writing for the first Tranche or any additional Tranche pursuant to the Debenture.

     "Code" means the US Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     "Common Stock means the Company's common stock, $.001 par value.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code.

     "Company"  means  National   Bostom  Medical,   Inc.,  and  its  subsidiary
companies, joint ventures or any other related entities;

     "Conversion Date" means any date 30 days after the Closing Date.

     "Debenture and Debentures" shall have the meaning assigned to those terms in Section 2.01

     "Debenture Shares" means the shares of Common Stock of the Company underlying the Debentures into which the Debentures are convertible.


11/18/99
                                        2

     "Debt" means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases;
(5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Escrow Agreement shall have the meaning assigned to such term in Section 2.06(c).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Exchange Act" means the US Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles either (i) in the United States, or (ii) in Canada, whichever is applicable, together with accompanying adjustments to reflect generally accepted accounting principles in the United States.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or other registration or notification of a debt, obligation or security interest under the law of any jurisdiction to evidence any of the foregoing).

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority, or other entity of whatever nature.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA

     "Purchaser"means Oxford Capital Corp, a Cayman Island company.

     "Principal Office" means Ian H. Kennedy, Barrister & Solicitor, 1013-17th Avenue S.W., Calgary, Alberta, T2T 0A7.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Registration Rights Agreement" shall have the meaning assigned to such term in Section 2.01.

11/18/99
                                        3

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "SEC" means the US Securities and Exchange Commission.

     "Securities" means the Debentures and the Warrant.

     "Securities Act" means the US Securities Act of 1933, as amended.

     "Subsidiary" means, as to the Company, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Company.

     "Transaction Documents" means this Agreement, the Debentures, the Warrant, the Registration Rights Agreement, and the Escrow Agreement.

     "Warrant" shall have the meaning assigned to that term in Section 2.01.

     "Warrant Shares" means the shares Common Stock underlying the Warrant issuable upon the exercise thereof.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

     Section 2.01. Purchase and Sale of Securities. The Company agrees to sell and, subject to the terms and conditions and in reliance on the Company's representations and warranties contained in this Agreement, the Purchaser agrees to purchase, $1,000,000 USD in principal amount of the Company's 12% Convertible Debentures Due September 2, 2000 (each a "Debenture" and collectively the "Debentures"), and a warrant to purchase up to $250,000 USD of the Company's Common Stock (the "Warrant"). The Debentures shall be convertible and the Warrants shall be exerciseable at price equal to the lower of: (i) 78% of the average closing bid price of the common stock for 90 trading days preceding August 13, 1999; or (ii) 78% of the average closing bid price of the common stock for 5 days preceding the Conversion Date; in no event shall the conversion and exercise price be less than $ 0.10. The purchase price of each Debenture shall be 100% of its face value. The purchase price of the Warrant shall be $.01. The Debentures shall be in the form of Exhibit A hereto. The Warrant shall be in the form of Exhibit B hereto. All tax returns filed by the Company shall be consistent in all material respects with such allocation (including for purposes of section 1271 et seq. of the Code). Contemporaneously with the execution of this Agreement, the Company shall execute and deliver to the Purchaser a registration rights agreement (the "Registration Rights Agreement") in the form of Exhibit C hereto, covering the Debenture Shares and the Warrant Shares.

     Section 2.02. Tranches. The Company shall sell and issue the Debentures to the Purchaser in tranches (each a "Tranche" and collectively the "Tranches"). The first Tranche shall be in the principal amount of $250,000 and the second Tranche shall be in the amount of $250,000, or such greater amount as the Purchaser shall specify.

     Section 2.02. Closings. The purchase and sale of the Securities shall take place at closings (each a "Closing" and collectively the "Closings") at the Principal Office. The Closing of the first Tranche (the "Initial Closing") shall take place at 9:00 a.m. Houston, time, on September 3, 1999, or such other
Business Day as may be agreed upon by the Purchaser and the Company (the "Initial Closing Date"). The Company acknowledges that on September 2, 1999, the Purchaser will advance the Company the sum of $250,000, which shall represent the purchase price for the first Debenture (the "Initial Debenture") to be issued and sold pursuant to this Agreement. At the Initial Closing the

11/18/99
                                        4

Company shall deliver the Initial Debenture and the Warrant to the Purchaser. Additional Closings shall take place at the Principal Office and on such dates as the Purchaser shall specify. At each Closing, the Company shall deliver
Debentures in such denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as the Purchaser may request, against payment of the purchase price therefor by Federal funds bank wire transfer of same day funds to such account as the Company shall designate in writing at least two Business Days prior to the Closing.

     Section 2.03. Structure Fee. At each Closing, the Company shall pay the Purchaser a structure fee (the "Structure Fee") in an amount equal to 10% of the principal amount of Debentures purchased at such Closing. The Company hereby irrevocably authorizes the Purchaser to deduct the amount of the Structure Fee from the purchase price of the Debentures, together with any reasonable and documented out-of-pocket expenses for which such Purchaser is entitled to reimbursement pursuant to this Section 1.2(c), including the reasonable and documented fees and expenses of the Purchaser's counsel. If for any reason the Purchaser does not deduct the amount of the Structure Fee and such expenses from the purchase price of Debentures, then promptly upon the Purchaser's request, the Company shall pay and deliver the Structure Fee and such other expenses to the Purchaser or to such other persons as such Purchaser shall direct, by Federal funds bank wire transfer of same day funds.

     Section 2.04. Anti-Dilution Provisions. After October 1, 1999, so long as the Debentures or the Warrant are outstanding and not fully converted or exercised, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than $0.15; or (ii) issue or sell any warrant, Warrant, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than $0.15.

     Section 2.05. Use of Proceeds. The Company shall use the proceeds from the Debentures solely for working capital to grow and expand its business.

     Section 2.06. Exemption from US Registration. The issuance of the Debentures and the Warrant shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof; and also pursuant to SEC Regulation D. Accordingly, the Company represents and warrants to the Purchaser that it has, and covenants and agrees with the Purchaser that it will, comply in all material respects with the terms and conditions of SEC Regulation D applicable to the issuance and sale of the Debentures and the Warrant.

     Section 2.07. Registration of Common Stock; Reporting Company. (a) As soon as possible, and in any event on or before October 30, 1999, the Company shall file the appropriate registration statement or registration statements (each a "Registration Statement" and collectively "Registration Statements") with the SEC to (i) register 200% of the Debenture Shares and 100% of the Warrant Shares under the Securities Act pursuant to the Registration Rights Agreement; and (ii) cause the Company to become a "reporting company" as defined by the rules and regulations of the SEC and the NASD.

         (b) The Company shall use its best efforts to ensure that the Registration Statements become effective as soon as possible, and shall cause the Registration Statements to remain effective until the Debentures have been converted or paid, and the Warrant fully exercised or expired.

         (c) Contemporaneously with the execution of this Agreement the Company shall enter into an escrow agreement (the "Escrow Agreement") with Ian H. Kennedy, Barrister & Solicitor, as escrow holder (the "Escrow Holder") in the form of Exhibit D. Promptly after the execution of this Agreement, the Company shall deposit the Debenture Shares and the Warrant Shares in escrow with the Escrow Holder pursuant to the Escrow Agreement. Promptly upon the effectiveness of a Registration Statement, the Corporation shall deliver unrestricted certificates for those shares registered thereunder to the escrow holder, in DTC form, in exchange for any legended or restricted certificates for those Shares.



11/18/99
                                        5

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Condition Precedent to Initial Closing. The Purchaser's obligation to purchase the Initial Debenture is subject to the condition precedent that the Purchaser shall have received on or before the Initial Closing Date each of the following, in form and substance satisfactory to the Purchaser and its counsel:

          (1) Debenture. The Initial Debenture, duly executed by the Company;

          (2) Warrant. The Warrant, duly executed by the Company;

          (3) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Company;

          (4) Escrow Agreement. The Escrow Agreement, duly executed by the Company;

         (5) Evidence of all corporate action by the Company. Certified (as of the date of this Agreement) copies of all corporate action taken by the Company, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

         (6) Incumbency and signature certificate of the Company. A certificate (dated as of the date of this Agreement) of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Transaction Documents to which it is a party and the other documents to be delivered by the Company under this Agreement;

         (7) Opinion of counsel for the Company. A favorable opinion of Mintmire & Associates, Counsel for the Company, in substantially the form of Exhibit E, and as to such other matters as the Purchaser may reasonably request.

         Section 3.02. Condition Precedent to the Second Debenture Purchase. The obligation of the Purchaser to purchase the second Debenture Traunche shall be subject to the condition precedent that on the Closing Date:

                  (1) the Company shall have filed the Registration Statements described in Section 2.07 and the Registration Statement is effective; or

                  (2) the shares underlying the first Debenture Traunche can be or have been converted into Rule 504 shares.

         Section 3.03. Conditions Precedent to All Additional Debenture Purchases. The obligation of the Purchaser to purchase additional Debentures shall be subject to the further conditions precedent that on the Closing Date of each such purchase:

                  (1) The Company shall have filed the Registration Statements described in Section 2.07 and the Registration Statement is effective;

                  (2) The following statements shall be true and the Purchaser shall have received a certificate signed by a duly authorized officer of the Company dated the Closing Date of a Tranche, stating that

                  (a) The representations and warranties contained in Article IV of this Agreement are correct on and as of such Closing Date as though made on and as of such date; and

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such purchase; and

11/18/99
                                        6

                  (c) there has been no material changes in the operations of the Company that have not been disclosed to the Purchaser.

         (3) The Purchaser shall have received such other approvals, opinions, or documents as the Purchaser may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Purchaser that:

         Section 4.01. Incorporation, Good Standing, and Due Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         Section 4.02 Corporate Power and Authority. The execution, delivery, and performance by the Company of the Transaction Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation; and (6) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

         Section 4.03 Legally Enforceable Agreement. This Agreement is, and each of the other Transaction documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         Section 4.04. Financial Statements. The financial statements of the Company, filed with its Form 10-SB at the Securities Exchange Commission, copies of which have been furnished to the Purchaser, are complete and correct and fairly present the financial condition of the Company, all in accordance with GAAP in the United States consistently applied subject to year-end adjustments. Since the date of the filing of the Form 10-SB, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Company. There are no liabilities of or claims against the Company, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the filing of the Form 10-SB or as otherwise disclosed.

         Section 4.05. Labor Disputes and Acts of God. The business and the properties of the Company are not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Company.

         Section 4.06. Other Agreements. The Company is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Company, or the ability of the Company to carry out its obligations under the Transaction Documents other than as disclosed in the Form 10-SB. The Company is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants

11/18/99
                                        7
or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 4.07. Litigation. There is no pending or threatened action or proceeding against or affecting the Company before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Company or the ability of the Company to perform its obligation under the Transaction Documents other than as disclosed in the Form 10-SB..

         Section 4.08. No Defaults on Outstanding Judgments or Orders. There are no unsatisfied judgments outstanding against the Company, and the Company is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 4.09. Ownership and Liens. The Company has title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Company and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement. Without limiting the generality of the foregoing, this representation and warrant includes all of the Company's intellectual property (including software and other technology).

         Section 4.10. ERISA and Employee Benefit Laws. The Company is in compliance in all material respects with all applicable provisions of ERISA, and all applicable national and state employee benefit of the United States, and any other applicable jurisdictions.

         Section 4.11. Operation of Business. The Company possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Company and is not in violation of any valid rights of others with respect to any of the foregoing.

         Section 4.12. Taxes. The Company has filed all tax returns (national, federal, provincial, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

         Section 4.13. Environment. The Company has duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all national, federal, provincial, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         So long any of the Debentures are outstanding, or the Warrant has not been fully exercised or expired, the Company will:

         Section 5.01. Maintenance of Existence. Preserve and maintain, and cause each active Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         Section 5.02. Maintenance of Records. Keep, and cause  each  Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

11/18/99
                                        8

         Section 5.03. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.04. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 5.05. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 5.06. Compliance With Laws. Comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

         Section 5.07. Right of Inspection. At any reasonable time and from time to time, permit the Purchaser or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Subsidiary, and to discuss the affairs, finances, and accounts of the Company and any Subsidiary with any of
their   respective   officers  and  directors  and  the  Company's   independent
accountants.

         Section 5.08. Reporting Requirements. Furnish to the Purchaser:

         (1) Quarterly financial statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and [consolidated and consolidating] statements of changes in financial position of the Company and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Company (subject to year-end adjustments);

         (2) Annual financial statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, [consolidated and consolidating] balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and [consolidated and consolidating] statements of income and retained earnings of the Company and its Subsidiaries for such fiscal year, and [consolidated and consolidating] statements of changes in financial position of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Purchaser by Durland & Company, Chartered Accountants, or other independent accountants selected by the Company and acceptable to the Purchaser;

         (3) Management letters. Promptly upon receipt thereof, copies of any reports submitted to the Company or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Company or any Subsidiary made by such accountants;

         (4) Certificate of no Default. Within forty five (45) days after the end of each of the quarters of each fiscal year of the Company (or earlier upon the delivery of the financial statements required by Sections 5.08(1) or (2), a certificate

11/18/99
                                        9
of the chief financial officer of the Company (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article VII;

         (5) Accountant's report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.08(2), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

         (6) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Company or any Subsidiary, which, if determined adversely to the Company or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Company or such Subsidiary;

         (7) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Company with respect thereto;

         (8) ERISA reports. As soon as possible,  and in any event within thirty
(30) days after the Company knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Company or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Company or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Company or any Commonly Controlled Entity, the Company will deliver to the Purchaser a certificate of the chief financial officer of the Company setting forth all relevant details and the action which the Company proposes to take with respect thereto.

         (9) Reports to other creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to any other clause of this
Section 5.08;

         (10) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Company or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

         (11)  General  information.   Such  other  information  respecting  the
condition or operations, financial or otherwise, of the Company or any Subsidiary as the Purchaser may from time to time reasonably request.

         Section 5.09. Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all national, federal, provincial, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Purchaser immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Purchaser immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Purchaser to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records

11/18/99
                                       10
pertaining thereto; and at the Purchaser's request, and at the Company's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Purchaser, and such other and further assurances reasonably satisfactory to the Purchaser that the condition has been corrected.

         Section 5.10. Be and remain a "reporting company" as defined by the Exchange Act.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         So long any of the Debentures are outstanding, or the Warrant has not been fully exercised or expired, Company will not:

         Section 6.01. Mergers, Etc. Wind up, liquidate or dissolve itself, merge with, or consolidate with another organization unless the other organization is a subsidiary, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Company and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

         Section 6.02 Dividends. Declare or pay any dividends; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Company or another Subsidiary.

         Section 6.03.Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Company.

         Section 6.04 Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                                   ARTICLE VII
                              CORPORATE GOVERNANCE

         So long any of the Debentures are outstanding, or the Warrant has not been fully exercised or expired, Company will ensure that the following are fulfilled:

         Section 7.01. Board of Directors. The Company will have and maintain a board of directors of not less than four members. The Company's board of directors shall meet not less frequently than quarterly.

         Section 7.02. Audit Committee. The Company's board of directors shall appoint an Audit Committee of not less than three members and no more than one
(1) of the members of the Audit Committee shall be an officer or employee of or contractor or consultant to the Company. The Audit Committee shall meet not less frequently than quarterly. The Audit Committee shall review the Company's financial statements for accuracy and completeness at least quarterly and before their release. The Audit Committee shall meet with the Company's independent accountants prior

11/18/99
                                       11
to and immediately following the Company's annual audit, and such other times as the Audit Committee deems necessary to assure that the Company's financial statements are accurate, complete and in accordance with GAAP, and to insure that the Company has adequate financial and reporting policies, procedures, systems and controls in place.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         Section 8.01. Events of Default.   If any of the following events shall
occur:

         (1) The Company should fail to pay the principal of, or interest payable pursuant to the Debenture, or any amount of a commitment or other fee, as and when due and payable;

         (2) Any representation or warranty made or deemed made by the Company in this Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Transaction Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

         (3) The Company shall fail to perform or observe any term, covenant, or agreement contained in Articles V, VI, or VII hereof;

         (4) The Company or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money of the Company or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness;

         (5) The Company or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or
(c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or
(e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty
(30) days or more;

         (6) One or more judgments, decrees, or orders for the payment of money in excess of Twenty five Thousand Dollars ($25,000) in the aggregate shall be rendered against the Company or any of its Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

         (8) Any of the following events shall occur or exist with respect to the Company and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Company to any tax, penalty, or other liability which in the aggregate may exceed Twenty five Thousand Dollars ($25,000); or

11/18/99
                                       12

         (9) If the Purchaser receives its first notice of a hazardous discharge or an environmental complaint from a source other than the Company, and the Purchaser does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from the Company within twenty-four (24) hours of the time the Purchaser first receives said notice from a source other than the Company; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Company by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Company and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five (5) Business Days of the occurrence giving rise to the claim, (a) the Company can prove to the Purchaser's satisfaction that the Company has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Company has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Purchaser and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

then, and in any such event, the Purchaser may, by notice to the Company, (1) declare its obligation to advance funds pursuant to the Debenture be terminated, whereupon the same shall forthwith terminate, and (2) declare the Debenture, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Debenture, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company.

         Upon the occurrence and during the continuance of any Event of Default, the Purchaser is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Purchaser to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or the Debenture, irrespective of whether or not the Purchaser shall have made any demand under this Agreement or the Debenture or such other Transaction Document and although such obligations may be unmatured. The Purchaser agrees promptly to notify the Company after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Purchaser under this
Section 8.01 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Purchaser may have.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Transaction Document to which the Company is a party, nor consent to any departure by the Company from any Transaction Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Transaction Documents to which the Company is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered;



11/18/99
                                       13

If to the Company:

               National Boston Medical , Inc.
               P.O Box 1161
               43 Taunton Green
               3rd Floor, Taunton, MA  02780


If to the Purchaser:

               Oxford Capital Corp.
               C/o 1013-17th Avenue S.W.
               Calgary, Alberta
               T2T 0A7
               Ph:   (403) 508-5055
               Fax:  (403) 508-5055

With a copy that does not
constitute notice to:

               Ian H. Kennedy,
               Barrister & Solicitor
               1013 - 17th Avenue
               Calgary, Alberta
               T2T 0A7
               Attn: Ian H. Kennedy
               Tel: (403) 508-5055
               Fax: (403) 508-5058


; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid, except that notices to the Purchaser pursuant to the provisions of Article II shall not be effective until received by the Purchaser.

         Section 9.03. No Waiver. No failure or delay on the part of the Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.


11/18/99
                                       14

         Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under any Transaction Document to which the Company is a party without the prior written consent of the Purchaser.

         Section 9.05. Costs, Expenses, and Taxes. The Company agrees to pay on demand all costs and expenses incurred by the Purchaser in connection with the preparation, execution, delivery, filing, and administration of the Transaction Documents, and of any amendment, modification, or supplement to the Transaction Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Purchaser incurred in connection with advising the Purchaser as to its rights and responsibilities hereunder up to $10,000 USD. The Company also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Transaction Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Transaction Documents and the other documents to be delivered under any such Transaction Documents, and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

         Section 9.06. Integration. This Agreement and the Transaction Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         Section 9.07. Indemnity. The Company hereby covenants and agrees to protect, indemnify and hold harmless the Purchaser and its directors, officers,

11/18/99
                                       15
employees, solicitors, agents, affiliates, assignees, transferees and successors in interest (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses, claims, expenses, costs, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) which they may suffer or incur caused by or arising directly or indirectly by reason of: (a) any information or statement (except any information or statement relating solely to the Purchaser) contained in the Registration Statements being or being alleged to be a misrepresentation; (b) the omission to state in the Registration Statements, or any amendment to such document a material fact required to be stated therein or necessary to make the statements therein not misleading (except the omission to state a material fact relating solely to the Purchaser); (c) the Company not complying with any requirement of any securities legislation or regulatory requirements of any jurisdiction in which Purchasers reside in connection with the Debentures, the Warrant and the Common Stock underlying the Debentures and the Warrant; (d) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Registration Statements or any amendment to such document exists (except information and statements relating solely to the Purchaser) which prevents or restricts the trading in of the Common Stock under Canadian or US law; (e) the inaccuracy of any of the Company's representations or warranties contained in any of the Transaction Documents; and (e) the Company's failure to comply with any of its obligations contained in any of the Transaction Documents.

         If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Company's liability under this paragraph unless such delay has prejudiced the defense to such claim). The Company shall be entitled but not obliged to participate in or assume the defense thereof, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expense of such counsel shall be borne by the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Company; (ii) the Indemnified Party has been advised by counsel acceptable to the Company, acting reasonably, that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim. It is understood and agreed that the Company shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

         To the extent that any Indemnified Party is not a party to this Agreement, the Purchaser shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified ParThe Company hereby waives its right to recover contribution from the Purchaser with respect to any liability of the Company by reason of or arising out of any misrepresentation contained in any Registration Statement or any amendment thereto; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to the Purchaser contained in such document.
         The Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Purchaser or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Company's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

         Section 9.08 Governing Law; Jurisdiction. This Agreement and the Debenture shall be governed by, and construed in accordance with, the laws of

11/18/99
                                       16
the State of Florida. The courts of the State of Florida, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         Section 9.09. Severability of Provisions. Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Transaction Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.10. Headings. Article and Section headings in the Transaction Documents are included in such Transaction Documents for the convenience of reference only and shall not constitute a part of the applicable Transaction Documents for any other purpose.

         Section 9.11. Currency.   Unless  otherwise  specifically stated to the
contrary, all currency and dollar amounts stated herein is currency of the United States of America.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


The Company:                                   The Purchaser:
National Boston Medical, Inc.                  Oxford Capital Corp.

By/s/Daniel Hoyng,  Chairman and CEO           By Riaz Mamdami
--------------------------------------         -------------------
Date signed: September 2, 1999.                Dated signed: September 2, 1999.


11/18/99
                                       17

EXHIBIT A
FORM OF DEBENTURE


                               Exhibit A - Page 1

EXHIBIT B
FORM OF WARRANT


                               Exhibit B - Page 1

EXHIBIT C
FORM OF REGISTRATION RIGHTS AGREEMENT


                               Exhibit C - Page 1

EXHIBIT D
FORM OF ESCROW AGREEMENT


                               Exhibit D - Page 1

EXHIBIT E
FORM OF LEGAL OPINION
OF COMPANY'S COUNSEL





                                               Exhibit E - Page 1

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, HAVE NOT BEEN FILED OR REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, BUT ARE BEING ISSUED PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER. THIS WARRANT, AND SUCH SHARES OF COMMON STOCK, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.


                THIS WARRANT WILL BE VOID AFTER SEPTEMBER 2, 2000
                                PURCHASER WARRANT
       TO PURCHASE $250,000 US DOLLARS WORTH OF SHARES OF COMMON STOCK OF
                          NATIONAL BOSTON MEDICAL, INC.

                   This is to certify, That FOR VALUE RECEIVED

                         Oxford Capital Corp. As Nominee
                                 (the "Holder")

is entitled to purchase, (subject to the provisions of this Warrant) from National Boston Medical, Inc. (the "Company"), a Nevada Corporation, at any time up to an including September 2, 2000, $250,000 US dollars worth of shares of the Company's common stock, (the "Common Stock") at a purchase price equal to the lower of 78% of the average closing bid price of the common stock for the 90 trading days preceding August 13, 1999 or 78% of the average closing bid price of the common stock for the 5 days preceding the conversion date as decided upon by the Holder in its sole discretion; in no event shall the purchase price be less than $0.10. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in accordance with the terms herein. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price." This Warrant is the Warrant referred to in the Debenture Purchase Agreement (the "Purchase Agreement") entered into between the Company and Oxford Capital Corp. effective as of September 2, 1999.

                  1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, and from time to time, up to and including September 2, 2000. If the date on which the Holder's right to purchase Common Stock expires, is a day on which national banks in the United States of America are authorized by law to close, then the right shall expire on the next succeeding business day that is not such a day. The Holder shall have the following rights of relinquishment in respect to the exercise of this Warrant:

                  (i) the Holder, or his or her heirs or other legal representatives to the extent entitled to exercise the Warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Warrant (to the extent then exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash to be determined in accordance with the following provisions of this clause
         (i):

                           (A) The  written  notice of exercise of such right of
                  relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Holder elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

                               Exhibit E - Page 2

                           (B) The  number of shares  of Common  Stock,  if any,
                  issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
                  (A) the difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (B) the then current market value per share of Common Stock;

                           (C) The  amount  of  cash  payable  pursuant  to such
                  relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Common Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws;

                           (D) For the purpose of this clause (i),  "Appreciated
                  Value" means the excess of (x) the aggregate current market value of the shares of Common Stock covered by the Warrant or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such Warrant;

                  (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with
         Section 16(b) of the Exchange Act ;

                  (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6(b); and

                  (iv) That the Warrant, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such Warrant pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

         (b) Each Holder who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Holder") shall be entitled to receive payment only in cash when Warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"); provided, however, that payment shall be so made in cash only in respect of 50% of the Warrants. A Covered Holder shall be entitled to receive payment only in shares of Common Stock upon (a) the relinquishment of Warrants outside a Window Period and (b) the relinquishment of Warrants during a Window Period once such Holder has received payment in cash for the relinquishment of 50% of the Warrants.

         (c)  Warrants  hereunder,  are exempt from the  operation  from Section
16(b) of the Exchange Act or will be amended, if necessary, to permit such exemption. If a Warrant is relinquished, such Warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the Warrant or part thereof which is relinquished, and no further Warrants may be granted covering such shares of Common Stock.

         (d) Neither any Warrant nor any right to relinquish the same to the Company as contemplated by this Paragraph

                               Exhibit E - Page 3

7 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, as amended, or the rules thereunder.

     The Holder shall exercise all rights to purchase Common Stock by presenting and surrendering this Warrant to Ian H. Kennedy, Barrister & Solicitor, as Escrow Agent (the "Escrow Agent"), at 1013 - 17th Avenue S.W., Calgary, Alberta, T2T 0A7, with the Purchase Form annexed hereto duly executed and accompanied by payment or relinquishment of Warrants at the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised or relinquished in part only the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Escrow Agent of this Warrant, in proper form for exercise, with the Purchase Form annexed hereto duly executed for the number of shares specified in such form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder, unless the Company has objected in accordance with the Escrow Agreement. As soon as practicable after each exercise of this Warrant, the Escrow Agent will deliver the shares issuable upon such exercise to the Holder in accordance with the terms of the Escrow Agreement (the "Escrow Agreement") between the Company and the Escrow Agent dated as of September 2, 1999.

         2. Issuance and Delivery of Shares. The Company hereby represents, warrants and agrees that at all times there shall be reserved for issuance and delivered to the Escrow Agent the number of shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

         3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

              (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sales price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

              (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System ("NASDAQ"), or if not so quoted on NASDAQ then by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

              (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's board of directors, and supported by the written fairness opinion of an independent, nationally-recognized stock valuation expert.

         4. Transfer, Assignment or Loss of Warrant.

          (a) The Holder may assign this Warrant, in whole or in part, or any interest herein. This Warrant and the Warrant Shares have not been filed or registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. This Warrant and the Warrant Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the "Act"), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Upon receipt by the Company of evidence satisfactory to it that this Warrant or any portion hereof, has been legally and validly transferred or assigned, the Company will, at the request of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, exchange this Warrant for one or more Warrants,

                               Exhibit E - Page 4
     in such denominations as the Holder shall specify, registered in such name or names as the Holder shall designate. If, at the time of such transfer or assignment, this Warrant has not been registered under the Act, then each such transferee and assignee shall furnish the Company with evidence satisfactory to it that such transferee or assignee is acquiring such Warrant for his, her or its own account, for investment purposes, and not with a view towards a distribution thereof or of the Warrant Shares issuable upon its exercise. The term "Warrant," as used herein, includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

          (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant in the case of mutilation, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

          (d) The Company may cause any legend required under the Act and applicable state securities laws, or advisable in the opinion of its legal counsel, to be set forth on each Warrant.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder as the holder of this Warrant are limited to those expressed in this Warrant, the Escrow Agreement and the Purchase Agreement.

         6. Anti-Dilution Provisions. After October 1, 1999, so long as this Warrant is outstanding and not fully exercised, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than $0.15; or (ii) issue or sell any warrant, Warrant, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than $0.15.

         7. Officer's Certificate. Whenever the Company shall determine the fair market value of the Common Stock pursuant to Section 3 hereof, the Company shall forthwith file in the custody of its Secretary at its principal office, with its stock transfer agent and with the Escrow Agent, an officer's certificate showing the fair market value and the date as of which it was determined, and setting forth in reasonable detail the facts requiring such determination and the facts, assumptions, methodology and calculations employed in determining such value. The Company shall forthwith deliver a copy of each such officer's certificate to the Holder, and the Company shall make all such officer's certificates available at all reasonable times for inspection by and copying by the Holder.

         8. Notices to Warrant Holders. So long as this Warrant shall be outstanding and any portion of it shall be unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock, for subscription or purchase by them, any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the Company's capital stock, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the Company's property and assets to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         9. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value

                               Exhibit E - Page 5
to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such classification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6 hereof with the amount of the consideration received upon the issue thereof being determined by the Company's board of directors, such determination to be final and binding on the Holder.

         10. Spin-Offs. In the event the Company spins-off a subsidiary by distributing to the Company's stockholders as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Warrant shares of the subsidiary to be delivered to the holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

         11.  Registration  under  the  Securities  Act of  1933.  On or  before
November 2, 1999, the Company shall file a registration statement to be effective no later than December 2, 1999, to register the issuance of the Warrant Shares under the Securities Act of 1933, as amended, in accordance with the terms of the Registration Rights Agreement between the Company and the Holder, dated September 2,1999.

         12. Miscellaneous. All notices given under this Warrant shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipients time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):


If to the Company:                      If to the Purchaser:
National Boston Medical , Inc.          Oxford Capital Corp.
P.O Box 1161                            C/o 1013-17th Avenue S.W.
43 Taunton Green                        Calgary, Alberta
3rd Floor, Taunton, MA                  T2T 0A7
02780                                   Ph:   (403) 508-5055
                                        Fax:  (403) 508-5055

With a copy that does not               With a copy that does not
     constitute notice to:                   constitute notice to:

Mintmire & Associates                   Ian H. Kennedy,
265 Sunrise Avenue, Suite 204           Barrister & Solicitor
Palm Beach, Florida 33480               1013 - 17th Avenue
Attn:  Donald F. Mintmire               Calgary, Alberta
Tel: (561) 832-5696                     T2T 0A7
Fax: (561) 659-5371                     Attn: Ian H. Kennedy
                                        Tel: (403) 508-5055
                                        Fax: (403) 508-5058


                               Exhibit E - Page 6

                  (a) This Warrant is binding on and, except for the limitations on transfer and assignment contained in Section 4, shall enure to the benefit of the successors in interest of the Company and the Holder, respectively.

              (b) This Warrant shall be governed by, and construed in accordance with the laws of the State of Florida; provided, however, if any provision of this Agreement is unenforceable under Florida law, but is enforceable under the laws of the State of Nevada, then Nevada shall govern the construction and enforcement of that provision.

              (c) This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida and the federal laws of the United States of America; provided, however, that if any provision of the Debenture Agreements is unenforceable under the laws of the State of Florida or the national laws of the United States of America, but is enforceable under Nevada law, then such provision shall be governed by and interpreted in accordance with Nevada law. The parties agree that the courts of the State of Florida, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

Dated as of September 2, 1999.


NATIONAL BOSTON MEDICAL , INC.


By
---------------------
 President


By/s/Marek Lozowicki
---------------------
 Secretary


                               Exhibit E - Page 7

                            PURCHASE/ RELINQUISH FORM





Date: ____________________

TO: NATIONAL BOSTON MEDICAL, INC.
     .

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing/relinquishing _____ shares of Common Stock.


                                                Oxford Capital Corp.


                                       INSTRUCTIONS FOR REGISTRATION OF STOCK


Name: _____________________________________________________

Address: __________________________________________________

City, State, Zip Code: ____________________________________





Signature: ________________________________________________




















                               Exhibit E - Page 8

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.


                          NATIONAL BOSTON MEDICAL, INC.
                            12% CONVERTIBLE DEBENTURE


$250,000 USD                                        September 2, 1999

     NATIONAL BOSTON MEDICAL, INC., a Nevada corporation (the "Company"), for the value received, hereby unconditionally and absolutely promises to pay to the order of OXFORD CAPITAL CORP., or holder (collectively, the "Holder"), upon presentation and surrender of this Debenture to the Company at its office on the 3rd Floor, 43 Taunton Green, Taunton, MA. P.O Box, 1161, 02780, or such other place as the Company may designate from time to time, the Principal Sum due under this Debenture, on September 2, 2000, or if such day is not a regular business day, then on the next business day thereafter (the "Maturity Date"), plus interest at the simple rate of twelve percent (12%) per annum with all accrued and unpaid interest due and payable on the Maturity Date.

                  All dollar amounts set forth in this Debenture are United States Dollars. A regular business day is a day on which banks in the State of New York and the Province of Alberta are open for business and a trading day is a day in which the New York Stock Exchange is open for trading.

1.   PRINCIPAL SUM.

                  The Principal Sum outstanding at any time shall be Two Hundred Fifty Thousand Dollars less any Principal Sum prepaid through the date of the calculation and less any Principal Sum which had been converted into Common Stock as provided for in Section 2 hereof through the date of the calculation.

2. CONVERSION.


                               Exhibit E - Page 9

                          (a) The Holder of this Debenture shall have the right,
at its option, beginning on the thirtieth (30th) day after the Initial Funding Date through 5:00 p.m. Alberta, Canada time on the last regular business day immediately prior to the Maturity Date to convert, subject to the terms and provisions of this Section 2, any or all of the outstanding Principal Sum of this Debenture. Conversions pursuant to this Section 2 are at a price (the "Conversion Price") per share equal to: (i) the lower of seventy-eight percent (78%) of the average closing bid price of the Common Stock of the Company on the principal market for such Common Stock for 90 days preceding August 13, 1999; or
(ii) 78% of the average closing bid price of the common stock for the five (5) trading days immediately preceding the date a conversion notice is provided to the Company (the AConversion Date@); in no event shall the Conversion Price be lower than $0.10.

                        To effect conversion of all or any part of the Principal Sum secured by this Debenture, the Holder shall present the Company with a written Notice of Conversion by either registered mail or facsimile on the date of Conversion. In either case, prior to issuance of previously unissued shares in the Common Stock of the Company to the Holder, this Debenture must be surrendered at the principal office of the Company, accompanied by the original Notice of Conversion duly executed, and, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or its attorney duly authorized in writing to specify whether the Holder desires interest on the amount of the Principal Sum being converted to be paid in cash by Company check, or in shares of Common Stock of the Company.

                           (b) As promptly as  practicable  after the surrender,
as herein provided, of this Debenture for conversion and the completed and executed Notice of Conversion, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Debenture so surrendered: (i) certificates representing the largest number of fully paid and nonassessable full shares of Common Stock into which this Debenture may be converted in accordance with the provisions of this Section 2; (ii) a check in payment for fractional shares, based on amount in cash equal to such fraction multiplied by the current "Market Price" as defined in Section 4 hereof; (iii) cash or additional shares of Common Stock of the Company for the accrued but unpaid interest due on the Principal Sum being converted through the date of the Notice of Conversion; and (iv) a replacement Debenture identical to this Debenture, except as to the issue date and as adjusted to reflect the Principal Amount actually outstanding after the conversion, if less than the then outstanding Principal Sum is being converted. Such conversion shall be deemed to have been made at the close of business on the date that this Debenture shall have been received by the Company for conversion, with a Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Debenture as a Debenture holder as to the Principal Sum being converted shall cease at such time and, subject to the provisions of this
Section 2(b), the person or persons entitled to receive the shares of Common Stock upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock (including any Common Stock issued for interest) at such time and such conversion shall be at the Conversion Price in effect at such time.

3. PREPAYMENT.

                After the effective date of a registration statement registering the Common Stock underlying this Debenture, the Company may prepay, upon at least fifteen (15) days advance written notice any or all of the outstanding

                               Exhibit E - Page 10

Principal Sum of this Debenture by notifying the Holder in writing of the date the prepayment is to be made. Along with any prepayment of the Principal Sum, all accrued but unpaid interest on such Principal Sum shall also be paid. Within seven (7) days of the receipt of a notice of prepayment, the Holder shall notify the Company as to whether the interest to be paid shall be in cash by Company check or in Common Stock of the Company. Notwithstanding any notice of intention to prepay any or all of the then outstanding Principal Sum, such Principal Sum may be converted into Common Stock pursuant to Section 2 hereof until the prepayment actually is made.

4. INTEREST.

At the Holder's election, accrued but unpaid interest must be paid in Common Stock of the Company in an amount of shares equal to the interest to be paid in Common Stock divided by the Conversion Price applicable to the Principal hereunder. Not earlier than the sixtieth (60th ) day and not later than the thirtieth (30th) day prior to the Maturity Date, the Holder shall notify the Company if it desires to have the accrued but unpaid interest due on the Maturity Date paid in shares of Common Stock of the Company. If the Holder does not give any such notice in a timely manner, the interest at Maturity shall be paid in cash by Company check.

5. ANTI-DILUTION PROVISIONS.

         After October 1, 1999, so long as this Debenture is outstanding and not fully exercised, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than $0.15; or (ii) issue or sell any warrant, Warrant, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than $0.15.

6. RECLASSIFICATION, REORGANIZATION OR MERGER.

     In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Debenture) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by converting this Debenture at any time prior to the payment in full of the Debenture, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been acquired upon conversion of this Debenture immediately prior to such reclassification, change consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture. The foregoing provisions of this Section 5 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, ales or conveyances. In the event

                               Exhibit E - Page 11
s that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this
Section 5 hereof.

7. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

     The Company shall register the shares of the Common Stock which may be issued upon the conversion of the principal sum of the Debenture and for the interest payable thereunder as provided for in Exhibit C to the Debenture Purchase Agreement, the Registration Rights Agreement.

8. REGULATION D.

     This Debenture and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation D under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement.

9. EVENTS OF DEFAULT.

     If one or more of the following described events shall occur (each an "Event of Default"):

(a) The Company shall fail to pay the principal of, or interest on, this Debenture within five (5) days after the Holder has given written notice to the Company that the same has become due; or

(b) The Company shall fail to perform or observe any of the provisions contained in any other Section of this Debenture or the Debenture Acquisition Agreement and such failure shall continue for more than thirty
     (30) days after the Holder has given written notice to the Company; or

(c) Any material representation or warranty made in writing by or on behalf of the Company in this Debenture shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made, and the Company shall have failed to cure such false or incorrect statement within thirty (30) days after the Holder has given written notice to Borrower; or

(d) The Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of sixty (60) days; or the Company shall

                               Exhibit E - Page 12
     institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or

(e) A final judgment for money of over One Hundred Thousand ($100,000) not covered by insurance shall be rendered against the Company and if, within ninety (90) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within ninety (90) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied; or

(f) The Company shall be enjoined, restrained or in any way prevented by a court order from continuing to conduct all or any material part of its business affairs;

     THEN, or at any time thereafter, and in each and every case:

     (1) Where the Company is in default under the provisions of Section 8(d) hereof, the entire unpaid principal amount of the Debenture, all interest accrued and unpaid thereon, and all other amounts payable to the Holder hereunder shall automatically become and be forthwith due and payable without offset or counterclaim of any kind and without presentment, demand, protest or notice of any kind, and without regard to the running of the statute of limitations, all of which are hereby expressly waived by the Company; and

     (2) In any other case referred to in this Section 8, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without offset or counterclaim of any kind and without presentment, demand, protest or further notice of any kind, and without regard to the running of any statutes of limitation, all of which are hereby expressly waived by the Company.

                  Any declaration made pursuant to Section 8(2) hereof is subject to the condition that, if at any time after the principal of this Debenture shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon this Debenture (except that Principal Sum of this Debenture which by such declaration shall have become payable) shall have been duly paid, and every Event of Default shall have been made good, waived or cured, then and in every such case the Holder shall be deemed to have rescinded and annulled such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.



                               Exhibit E - Page 13

10. CORPORATE OBLIGATION.

     It is expressly understood that this Debenture is solely a corporate obligation of the Company and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.

11. TRANSFER.

     Subject to the appropriate provisions of the Act and of Section 7 hereof, this Debenture or any portion of the principal amount hereof in One Hundred Thousand Dollars ($100,000) increments, or multiples thereof (unless the entire Principal Sum is being transferred), is transferable on the records of the Company upon presentation of this Debenture, properly endorsed, at its principal office; upon such presentation and transfer a new Debenture or Debentures will be issued; provided, however, no transfer shall be made to any competitors of the Company. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this Debenture is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

12. MISCELLANEOUS.

     (a) Notwithstanding the foregoing, the Company promises to pay interest after maturity (whether by acceleration or otherwise, and before as well as after judgment) at the same rate as above provided prior to maturity on balances, if any, then outstanding.

     (b) Interest under this Debenture shall be computed on the basis of a thirty (30) day month and a year of 360 days for the actual number of days elapsed.

     (c) In case at any time any Common Stock shall be listed on any stock exchange or NASDAQ, the Company will list on such exchange or NASDAQ, and all other exchanges where such stock or other stock, warrants, and securities at the time issuable upon the conversion of this Debenture may be listed, and keep listed thereon subject to listing requirements of such exchange or exchanges, an official notice of issuance upon the conversion of this Debenture, all shares of common stock and other stock and securities from time to time issuable upon such conversion.

     (d) Unless otherwise specifically proved herein, any notice required by this Agreement is effective and deemed delivered when faxed to the numbers set forth herein and receipt of such fax is electronically confirmed. Any such notice shall also be sent on the day such fax is sent (or if such day is not a business day, the next business day by overnight courier), properly addressed.
Notices will be sent to the fax numbers and addresses set forth in this Agreement, unless either party notifies the other of an fax and/or address change in writing.




Exhibit E - Page 14

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in Taunton, MA, as of the day and year first above written.


NATIONAL BOSTON MEDICAL, INC.

By: /s/Daniel Hoyng
--------------------
Its: President

By:
Its:


OXFORD CAPITAL CORP.

By: /s/ Riaz Mamdami
----------------------






NBMI - Conv. Deb 9/1/99

                                CONVERSION NOTICE

TO:      NATIONAL BOSTON MEDICAL, INC.


         The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert $________________ of the Principal Sum of this Debenture into shares of Common Stock of NATIONAL BOSTON MEDICAL, INC. in accordance with the terms of this Debenture, or of such other kind of stock or other property as shall be authorized under the terms of this Debenture, and directs that the shares or other property issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any accrued and unpaid interest on the portion being converted and any Debenture representing the
unconverted  portion  of  this  Debenture,   be  issued  and  delivered  to  the
undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         The accrued and unpaid interest due upon the Principal Sum being converted shall be paid in cash__ or Common Stock __. (Please check one of the blanks, if no blanks are checked, the interest shall be paid in cash.)

         The date of this Conversion Notice is _______ ___, _____. The undersigned has determined the closing bid price for the Common Stock of NATIONAL BOSTON MEDICAL, INC. for the 5 trading days preceding the date of this [Notice of Conversion] on the principal market for such Common Stock, was $_____, $______, $____, $____, and $____, for an average of $____. Therefore pursuant to Section 2(a) of the Debenture, the Conversion Price is $_____ per share.

         If you want the stock certificate made out in another person's name, fill in the form below and have your signature guaranteed: (Insert other person's social security or tax I.D. no.)






            (Print or type other person's name, address and zip code)




Date:                    Your Signature:

(Sign exactly as your name appears on the face of this Debenture)
 Signature Guarantee:



NBMI - Conv. Deb 9/1/99

                                 ASSIGNMENT FORM


To assign this Debenture, fill in the form below: I or we assign and transfer this Security to (insert assignee's social security or tax I.D. no.)






            (print or type other person's name, address and zip code)

and irrevocably appoint

     agent to transfer this Debenture on the books of National Boston Medical, Inc. The agent may substitute another to act for him.


Date:                 Your Signature:
        (Sign exactly as your name appears on the face of this Debenture)


Signature Guarantee:


Note: This Debenture and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation D under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement.


NBMI - Conv. Deb 9/1/99